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                                                                   EXHIBIT 10.14


                          ENGINEERING SERVICE CONTRACT
                    SYSTEM DESIGN AND CONSTRUCTION INSPECTION


         AGREEMENT made July 27, 1998, between ALAMOSA PCS, LLC. (hereinafter called the "Owner") and HICKS & RAGLAND ENGINEERING CO., INC. (hereinafter called the "Engineer").

         WHEREAS, the Owner proposes to implement certain additions, rehabilitations or improvements to its system (all such improvements, rehabilitation, new construction with its associated facilities being hereinafter called the "Project" TEXAS 907); and

         WHEREAS, the Owner desires the Engineer to perform certain engineering services in connection with the Project; and

         WHEREAS, the Engineer represents that it has access to sufficient experienced personnel and equipment to perform such engineering services for the Project.

         NOW, THEREFORE, in consideration of the mutual undertakings herein contained, the parties hereto agree as follows:

SECTION 1. FINANCING OF THE PROJECT. The financing of the Project, including costs of materials, construction, installation, and engineering will be the responsibility of the Owner.

SECTION 2. GENERAL OBLIGATION. The Engineer shall diligently and competently render engineering services which shall be reasonably necessary or advisable for the expeditious, economical, and sound design of that portion of the Project included in the Attachments and for such other preparatory work as is necessary to place such portion of the Project in service, except where such duties are excluded from the terms of this Agreement.

2.01 DESCRIPTION OF PROJECT. The Engineer shall perform the services identified in the Attachments for the Owner's Project as described in general below.

Provide Engineering Services for implementation of a PCS system in the Owner's Markets. The Owner, as an Affiliate of Sprint, has the rights to serve areas in Texas, New Mexico, Colorado and Arizona as defined in the Sprint agreement Service Area. The Scope of Work is outlined in Attachment C. The Contract will cover the deployment of mobile switching centers and base stations for the pre-op period, year 1 and year 2. Estimates are based upon the deployment of three switching centers: Lubbock, Albuquerque and El Paso. Estimates are also based upon deployment of owner supplied base station estimates. The estimated fees are based upon base station deployment as follows: pre op - 103 base stations, year 1 - 89 base stations, and year 2 - 25 base stations. The Pre op period will run through December 1998. Year 1 services will be from January 1999 through December 1999. Year 2 services will be from January 2000 through December 2000. This contract excludes services associated with tower and site work which will be provided by others.

SECTION 3. TERMS AND CONDITIONS.

3.01 INSURANCE. The Engineer shall take out and maintain throughout the contract period the following minimum insurance:

a. Workmen's compensation insurance in statutory limits covering all employees of the Engineer who shall perform any of the obligations of the Engineer hereunder, whether or not such insurance is required by the laws of the State governing the employment of any such employee. If any employee is not subject to the workmen's compensation

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     laws of such State, such insurance shall extend to such employee, voluntary coverage to the same extent as though such employee were subject to such laws.

b. Public liability and property damage liability insurance covering all operations under the contact; limits for bodily injury or death, not less than $1,000,000 for each occurrence; for property damage, not less than $1,000,000 for each occurrence and $1,000,000 aggregate for occurrences during the policy period.

c. Automobile liability insurance on all vehicles used in connection with the contract whether owned, non-owned, or hired; public liability limits of not less then $1,000,000 for one person and $1,000,000 for each occurrence; property damage limit of $1,000,000 for each occurrence.

The Engineer shall furnish the Owner a certificate evidencing compliance with the foregoing requirements which shall provide not less than thirty (30) days prior written notice to the Owner of any cancellation or material reduction in the insurance.

3.02 PROJECT SCHEDULE. The Engineer shall prepare in collaboration with the Owner, a work and progress report schedule.

3.03 PLANS AND SPECIFICATIONS. Complete and detailed plans and specifications, drawings, maps, and other documents as required for the construction of the Project (all of the foregoing being herein sometimes collectively called the "Plans and Specifications"), shall be prepared by the Engineer, pursuant to the various Attachments to this Agreement, and made a part hereof.

3.04 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Texas.

3.05 STANDARDS. All maps, drawings, plans, specifications, estimates, studies and other documents required to be prepared or submitted by the Engineer under this Agreement shall conform to industry standards generally acceptable at the date of this Agreement.

3.06 TERMINATION BY OWNER. The Owner may at any time terminate this Agreement for cause by giving notice to the Engineer, in writing, to that effect not less than thirty (30) days prior to the effective date of termination specified in this notice. Such notice shall be deemed given if delivered or mailed to the last known address of the Engineer. From and after the effective date specified in such notice this Agreement shall be terminated. In the event of such termination, the Owner shall immediately pay Engineer for all work performed on a Time & Expense basis prior to the date of termination.

3.07 TERMINATION BY THE ENGINEER. The Engineer may at any time terminate this Agreement by giving notice to the Owner, in writing, to that effect not less than thirty (30) days prior to the effective date of termination specified in this notice. Such notice shall be deemed given if delivered or mailed to the last known address of the Owner. From and after the effective date specified in such notice this Agreement shall be terminated, except that the Engineer shall be entitled to receive compensation for services performed hereunder, computed and payable as set forth in Section 3, 3.06 and 3.13.

3.08 OWNERSHIP OF DOCUMENTS. All reports, plans, specifications, computer files and other documents prepared by the Engineer as instruments of service shall remain the property of the Engineer. The Engineer shall retain all common law, statutory and other reserved rights including copyrights.

3.09 EMPLOYEES' QUALIFICATIONS. The obligations and duties to be performed by the Engineer under this Agreement shall be performed by persons qualified to perform such duties efficiently. The Engineer, if the Owner shall so direct, shall promptly replace any resident engineer or other person employed by the Engineer in connection with the Project.

The term engineer or resident engineer as used in this Agreement shall mean a person properly trained and experienced to perform the services required under the terms of this Agreement, and does not mean that the person performing those duties must be a licensed or a registered professional engineer.


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3.10 LICENSE. The engineer shall comply with all applicable statutes pertaining to engineering and warrants that David E. Sharbutt who will be in responsible charge of the Project possesses license number 41663 issued to him by the State of Texas on the 30th day of June, 1977.

3.11 PAYMENTS OF ENGINEER'S EMPLOYEES. Prior to the time when any payment shall be made to the Engineer pursuant to this Agreement, the Engineer, as requested by the Owner, shall furnish to the Owner, as a condition precedent to such payment, a certificate to the effect that all salaries or wages earned by the employees of the Engineer in connection with the Project have been fully paid by the Engineer up to and including a date not more than thirty (30) days prior to the date of such invoice. Before the time when the final payment provided to be made pursuant to this Agreement shall be made to the Engineer by the Owner, the Engineer shall also furnish to the Owner as a condition precedent to such payment a certificate that all of the employees of the Engineer have been paid by him for services rendered by them in connection with the Project, and that all other obligations which might become a lien upon the Project have been paid.

3.12 ENGINEER'S RECORDS. The Owner shall have the right to inspect and audit all payrolls, records, and accounts of the Engineer relevant to the work for the Purposes of this Agreement and the Engineer agrees to provide all reasonable facilities necessary for such inspection and audit.

3.13 COMPENSATION. For the purpose of this Agreement, compensation for each type of work covered by the Attachments and thereby made a part of this Agreement shall be as outlined below.

     a. TIME & EXPENSE. The Owner shall pay the Engineer for all services performed pursuant this Agreement, "Time & Expense" compensation as defined below (not to exceed the Guaranteed Maximum Fee amount defined in Form P506).

          1. TIME RATES. For services defined as Time & Expense, the Time rates will include all costs associated with the employee except for those listed in 2 and 3 below. The hourly rates are identified in the Attachments and will be multiplied by the number of hours expended in each job category to determine the Time Rates.

          2. EXPENSE RATES. These will include subsistence expense, if any, paid to (or on behalf of) employees, plus reasonable transportation cost of employees, plus a fee of 7% of billed labor to cover the cost of prints, mailing and transportation expenses relating to printed and other materials and equipment, and telephone and telecommunications expenses.

          3. TEST EQUIPMENT AND COMPUTER USAGE. The Owner will pay the Engineer for the costs of test equipment and computer usage as identified in the Attachments.

          4. REVIEW OF RATES. The Time rates and Test Equipment and Computer Usage rates attached are valid until July 1, 1999. Beginning on July 1, 1999 and on each subsequent anniversary of this Agreement new Rates shall be mutually agreed to by both Parties, until Completion or Termination of this Agreement.

     b. GUARANTEED MAXIMUM FEE. The engineering cost identified in Form P506 as the Guaranteed Maximum Fee is based upon the time and expense billing of the project as defined in 2.01 Description of the Project.

CONTINGENCIES. The Guaranteed Maximum Fee in this engineering contract is based upon a set amount of construction. In the implementation of a PCS project there are many uncertainties. The fees do not include any contingency costs that may or may not have been projected by the Owner. These contingencies, should they occur, will require additional engineering to ensure that the Owner's system performs as required. Should any additional sites, beyond those identified in
2.01 Description of Project, require additional engineering expenditures, the Guaranteed Maximum Fee of this contract will be automatically amended to add any additional sites the owner requires due to any contingencies. The Guaranteed


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Maximum Fee will be amended upward on a per site fee. The per site fee will be the amount of the Guaranteed Maximum Fee of the original scope divided by the number of sites in the original scope.

INCENTIVE BONUS. The Owner and the Engineer mutually agree to strive to complete the work defined in this Agreement at a cost less that the Guaranteed Maximum Fee (GMF) amount defined in Form P506. As an incentive to reduce the cost of engineering, if the total billing for the project is less than the amount defined as the GMF, the Engineer will be paid an amount equal to 50% of the difference between the GMF and the total billing as an Incentive Bonus. The incentive bonus will be paid based upon the identified periods on the P506 forms as follows.

         PRE OP INCENTIVE. The amount of incentive payable at the conclusion of the pre op period will be 75% of the calculated incentive amount due. The remaining 25% will be held as a reserve for future periods. The incentive amount due is calculated by taking the GMF for the pre op period less the actual billing as follows.

               Incentive amount = [Pre op GMF - Pre op billing]*50% Incentive payable = incentive amount * 75%

         The incentive payable will be determined within 45 days after the completion of the pre op period as defined in this agreement.

         YEAR 1 INCENTIVE. The amount of incentive payable at the conclusion of the year 1 period will be 75% of the calculated incentive amount due. The remaining 25% will be held as a reserve for future periods. The incentive amount due is calculated by taking the GMF for all periods to date less the actual billing for all periods as follows.

               Incentive amount = [Pre op GMF + Year 1 GMF - Pre op billing - Year 1 times billing]*50%
               Incentive payable = incentive amount * 75% - pre op incentive payable

         The incentive payable will be determined within 45 days after the completion of the year 1 period as defined in this agreement.

         YEAR 2 (CONTRACT) INCENTIVE. The amount of incentive payable at the conclusion of the contract which is the year 2 period is calculated by taking the GMF for all periods to date less the actual billing for all periods as follows.

               Incentive amount = [Total GMF - Total billing]*50%
               Incentive payable = incentive amount - total incentive paid to date

         The incentive payable will be determined within 45 days after the completion of the Contract period as defined in this agreement.

3.14 TAXES. Compensation payable to the Engineer under any of the attachments to this Agreement shall be in addition to taxes, or levies, (excluding Federal, State and Local Income Taxes), which may be assessed against the Engineer by the State or political sub-division directly on services performed or payments for services performed by the Engineer pursuant to this Agreement. Such taxes or levies, which the Engineer may be required to collect or pay, shall, in turn, be added by the Engineer to invoices submitted to the Owner pursuant to this Agreement.

3.15 INTEREST. Interest at the rate of TWELVE percent (12%) per annum shall be paid by the Owner to the Engineer on any unpaid balance due the Engineer, commencing thirty (45) days after the due date, provided that the delay in payment beyond due date shall not have been caused by any conditions within the control of the Engineer. Such compensation shall be paid ten (10) days after the amount of the interest has been determined.

         All amounts received by Engineer shall be applied first to accrued unpaid interest and then to outstanding invoices for services and associated expenses.

3.16 NON-ASSIGNMENT. The obligations of the Engineer under this Agreement shall not be assigned without the approval in writing of the Owner.

3.17 ATTACHMENTS. The following listed Attachments, when checked in appropriate boxes, are attached to and made a part of this Agreement, by this reference.

/ XX /  Attachment A - Hourly Billing Rates


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/ XX /  Attachment B - Test Equipment and Computer Usage Rates

/ XX /  Attachment C - PCS Engineering Services

/ XX /  Form P506  - Guaranteed Maximum Fee for PCS Engineering Services

3.18 SERVICE ADDITION. If after execution of this Agreement, a service not listed as an Attachment in Paragraph 3.17 above is added to a this Agreement, an amendment to this Agreement is required.

3.19 INVOICE INFORMATION. The Engineer shall furnish to the Owner detailed itemized invoices on a monthly basis.

3.20 ENGINEERING FEE. The total cost of engineering shall not exceed the Guaranteed Maximum Fee as set out in Form P506. Any change to the Scope of Work outlined in Attachment C will require a contract amendment.

3.21 COMPENSATION FOR CORRECTIONS. No compensation shall be due or payable to the Engineer, pursuant to this Agreement, for any engineering services performed by the Engineer in connection with effecting of corrections to the Design of the Project, when such corrections are required as a direct result of negligence by the Engineer to properly fulfill any of his obligations as set forth in this Agreement.

3.22 COMPENSATION PAYMENT. Compensation payable shall be due and payable ten
(10) days after approval of the Owner of the services performed. The Engineer's invoice shall include detail of the services performed. The Owner must notify the Engineer within ten (10) days of receipt of invoice of any discrepancies which require correction or of any additions as a precedent for payment of such charges. If no discrepancies are noted within ten (10) days of receipt of invoice, the invoice will be considered to be approved. On invoices where discrepancies are noted, all charges not identified for correction will be considered approved and shall be due ten (10) days from the date of the notification.

3.23 INDEMNIFICATION. Engineer shall hold Owner and Owner's employee's agents, officers, and directors, harmless from any and all claims for injuries to persons or for damage to property happening by reason of any negligence, default or misconduct, on the part of the Engineer, his agents, servants or employees, during the performance of this contract. This indemnity shall include, but not be limited to, all expenses of litigation, court costs and reasonable attorney's fees.

Owner shall hold Engineer and Engineer's employee's agents, officers, and directors, harmless from any and all claims for injuries to persons or for damage to property happening by reason of any negligence, default or misconduct, on the part of the Owner, his agents, servants or employees, during the performance of this contract. This indemnity shall include, but not be limited to, all expenses of litigation, court costs and reasonable attorney's fees.

3.24 LIMITATION OF LIABILITY. In no event will Engineer be liable for consequential damages, including lost profits, loss of investment, or other incidental damages incurred from Owner's investment based on the Scope of Work to be performed by Engineer under this Agreement. The Engineer's total liability for work performed shall never exceed the amount paid by the Owner for services performed under this Agreement.

3.25 FORCE MAJEURE. If the performance of the Agreement, or of any obligation hereunder is prevented, restricted or interfered with by reason of fires, breakdown of plant, labor disputes, embargoes, government ordinances or requirements, civil or military authorities, acts of God or the public enemy, acts or omissions of carriers, or other causes beyond the reasonable control of the party whose performance is affected, then the party affected, upon giving prompt notice to the other party, shall be excused from such performance on a day-for-day basis to the extent of such prevention, restriction, or interference (and the other party shall likewise be excused from performance of its obligations on the day-for-day basis to the extent such party's obligations relate to the performance so prevented, restricted or interfered with); provided that the party so affected shall use its best efforts to avoid or remove such causes.

3.26 DISPUTES. Owner and Engineer agree to submit to non-binding arbitration as a first step toward resolution of any disputes arising under this contract.


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3.27 SOLICITATION TO HIRE EMPLOYEES. Owner and Engineer acknowledge and agree that each party has invested significant time and resources in the recruitment and training of its employees. Therefore, to the extent permitted by applicable law, both parties agree that, during the term of this Agreement and for one (1) year thereafter, that neither party will directly or indirectly solicit or seek to employ the employees of the other party except as by mutual agreement of the Owner and Engineer.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.




                                                  ALAMOSA PCS, LLC.
                                       -----------------------------------------
                                                        Owner



                                       BY
                                         ---------------------------------------
                                                      President



ATTEST:



------------------------------------
            Secretary


                                         HICKS & RAGLAND ENGINEERING CO., INC.
                                       -----------------------------------------
                                                       Engineer



                                       BY
                                         ---------------------------------------
                                                    Vice President

ATTEST:



------------------------------------
      Assistant Secretary


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                                  ADDENDUM I TO
                   ENGINEERING SERVICE CONTRACT SYSTEM DESIGN
                           AND CONSTRUCTION INSPECTION

         This Addendum contains certain changes, additional or supplemental terms and provisions to that certain Engineering Service Contract System Design and Construction Inspection Agreement (the "Hicks & Ragland Agreement") entered into contemporaneously with and by the same parties as the Engineering Service Contact System Design and Construction Inspection Agreement dated July 27, 1998, by and between Alamosa PCS LLC, as "Owner", and Hicks & Ragland Engineering Co., Inc., as "Engineer". Except for the express modifications made in this Addendum, the Engineering Service Contract System Design and Construction Inspection Agreement continues in full force and effect.

         The Hicks & Ragland Agreement is modified as follows:

         1. Paragraph 3.01 shall delete the last sentence thereof and substitute the following:

                  "The Engineer shall furnish the Owner a certificate evidencing compliance with the foregoing requirements showing the Owner and Sprint Spectrum L.P., a Delaware Limited Partnership, WirelessCo, L.P., a Delaware Limited Partnership, and SprintCom, Inc., a Kansas Corporation, as additional insured. Such certificates and policies of insurance shall provide not less than thirty (30) days written notice to the Owner and all additional insureds of any cancellation or material reduction in the insurance."

         2.       Paragraph 3.04 is changed to read as follows:

                  "3.04 GOVERNING LAW AND PERFORMANCE. This Agreement shall be governed by the laws of the State of Texas and shall be deemed to be executed in and performance called for in Lubbock, Lubbock County, Texas."

         3.       Paragraph 3.06 will be changed to read as follows:

                  "3.06 TERMINATION BY OWNER. The Owner may terminate this Agreement for cause. Such termination may be made only after first giving the Engineer written notice giving the Engineer at least ten (10) days to cure any default or breach of the contract by Engineer. If Engineer fails to cure said default or breach within this twenty (20) day notice, the Owner may then give ten (10) days written notice prior to the effective date of termination of this Agreement. Such notice shall be deemed given if delivered or mailed to the last known address of the Engineer. From and after the effective date specified in such termination notice this Agreement shall be terminated. In the event of such termination, the Owner shall immediately pay Engineer compensation for services performed hereunder, computed and payable as


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ENGINEERING SERVICE CONTRACT SYSTEM DESIGN AND CONSTRUCTION INSPECTION

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                  set forth in Section 3, less any damages caused by the
                  termination. Cause for termination shall include, but not be limited to, gross negligence in the performance of its duties under this Agreement, willful or intentional breach or habitual neglect of its duties under this Agreement, intentional disregard of the terms and provisions of the Agreement, misconduct in the performance of a duty called for under the terms of this Agreement, or committing dishonest acts."

         4.       Paragraph 3.07 shall be changed to read as follows:

                  3.07 TERMINATION BY THE ENGINEER. The Engineer may terminate this Agreement for cause. Such termination may be made only after first giving the Owner written notice giving the Owner at least ten (10) days to cure any default or breach of the contract by Owner. If Owner fails to cure said default or breach within this twenty (20) day notice, the Engineer shall then give ten (10) days written notice prior to the effective date of termination of this Agreement. Such notice shall be deemed given if delivered or mailed to the last known address of the Owner. From and after the effective date specified in such termination notice this Agreement shall be terminated. In the event of such termination, the Engineer shall be entitled to receive compensation for services performed hereunder, computed and payable as set forth in Section 3. Cause for termination shall include, but not be limited to, gross negligence in the performance of its duties under this Agreement, willful or intentional breach or habitual neglect of its duties under this Agreement, intentional disregard of the terms and provisions of the Agreement, misconduct in the performance of a duty called for under the terms of this Agreement, or committing dishonest acts."

         5. Paragraph 3.10 shall have added thereto the following sentence:

                  "In addition to the Texas license set forth above, David E. Sharbutt possesses New Mexico license number 66655; Colorado license number 15576; and Arizona license number 11828."

         6.       Paragraph 3.13(a)(4) shall have added thereto the following:

                  "In the event that the parties shall fail to mutually agree on any new Rates, in that event, there shall be no change in the Rates and the Time Rates and Test Equipment and Computer Usage rates attached throughout the entire term of this Agreement. Such failure to mutually agree on any new Rates shall not be a breach nor a cause for a breach of this Agreement. Provided, however, that owner shall not unreasonably withhold consent to new Rates which are at or below Engineer's normal and usual Rates for such services to Engineer's clients and customers."


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ENGINEERING SERVICE CONTRACT SYSTEM DESIGN AND CONSTRUCTION INSPECTION

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         7.       Paragraph 3.13(b) shall have added thereto the following:

                  "Notwithstanding anything herein to the contrary or apparently to the contrary, the foregoing incentive bonus shall only be earned by the Engineer, if the Engineer performs its services within the time frames called for as set forth in the finalized version of the Business Plan for the Sprint Affiliate or Sprint Management Agreement, which is the basis of this Agreement. Attached hereto marked Attachment D and incorporated herein by this reference as if copied herein in full is a Time Line based upon that finalized version of the Business Plan referred to above. The Engineer agrees that in order to be entitled to any incentive bonus as set forth in this provision, that the Engineer must complete all of those services called for to be made and completed by the Engineer within the time frames set forth in the Attachment D. If for any reason there is a delay in providing the services of the Engineer under this Agreement, which delay is within the definition of force majeure as set forth in Paragraph 3.25, or any matter over which the Engineer has no control, in that event, the Engineer shall be entitled to an extension of the Time Line items equal to the number of days delay caused by such matters within the definition of force majeure as set forth in Paragraph 3.25, or any matter over which the Engineer has no control. If the Engineer does not meet the Time Line as set forth in Attachment D, in that event, the Engineer shall not be entitled to the incentive bonus for any or all of the three (3) incentive bonuses set forth above, being the pre op incentive, the year one incentive in the year two (contract) incentive. If the Engineer does not provide its services within the time frame for any of these incentive periods, the Engineer may nonetheless be entitled to earn the incentive bonus for any other incentive period, if the Engineer provides its services within the time frames for any of the incentive bonuses referred to above. Engineer also agrees that at the time of the execution of this Agreement and at the time of any change in the Time rates in this Agreement, that the Time rates of this Agreement for Engineer's services, shall be at or below Engineer's normal and usual rate for such services to Engineer's clients and customers."

         8. Paragraph 3.15 shall be changed by deleting in the second line thereof the word thirty and (45) and substituting therefor the word sixty and (60).

         9. Paragraph 3.23 shall be changed by adding the following paragraph:

                  "In the event that either party hereto shall provide the indemnification set forth in the preceding paragraphs of this Section, in that event, the party to whom indemnification is given shall have the right to choose and approve of any attorneys or firm of attorneys who may represent them in any matter for which indemnification is being provided by the other party. The costs of


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ENGINEERING SERVICE CONTRACT SYSTEM DESIGN AND CONSTRUCTION INSPECTION
                  such representation shall be paid by the party who is providing the indemnification and shall be paid at the normal and usual rates of such attorneys and in the manner to which is normal and usual for such representation."

         10.      Paragraph 3.26 is hereby changed to read as follows:

                  "3.26 DISPUTES. Owner and Engineer agree to the following in regard to any disputes between them arising under this contract.

                           1. MEDIATION. Owner and Engineer agree to mediate any dispute arising under this contract. In the event of any dispute, the parties, within thirty (30) days of a written request for mediation, shall attend, in good faith, a mediation in order to make a good faith reasonable effort to resolve any dispute arising under this contract. If this good faith mediation effort fails to resolve any dispute arising under this contract, Owner and Engineer agree to arbitrate any dispute arising under this contract. This arbitration shall occur only after the mediation process described herein.

                           2. ARBITRATION. Owner and Engineer agree, as concluded by the parties to this Agreement on the advice of their counsel, and as evidenced by the signatures of the parties and of their respective attorneys, it is agreed that all questions as to rights and obligations arising under the terms of this contract are subject to arbitration and such arbitration shall be governed by the provisions of the Texas General Arbitration Act (Texas Civil Practice and Remedies Code ss. 171.001 et seq as it may be amended from time to time).

                           3. DEMAND FOR ARBITRATION. If a dispute should arise under this contract, either party may within thirty
                           (30) days make a demand for arbitration by filing a demand in writing with the other.

                           4. APPOINTMENT OF ARBITRATORS. The parties to this Agreement may agree on one arbitrator, but in the event that they cannot so agree, there shall be three arbitrators, one named in writing by each of the parties within thirty (30) days after demand for arbitration is made, and a third to be chosen by the two so named. Should either party fail to timely join in the appointment of the arbitrators, the arbitrators shall be appointed in accordance with the provisions of Texas Civil Practice and Remedies Code ss. 171.041.

                           5. HEARING. All arbitration hearings conducted under the terms of this Agreement, and all judicial proceedings to enforce any of the provisions of this Agreement, shall take place in Lubbock County, Texas. The hearing before the arbitrators of the matter to be


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ENGINEERING SERVICE CONTRACT SYSTEM DESIGN AND CONSTRUCTION INSPECTION
                           arbitrated shall be at the time and place within that County selected by the arbitrators or if deemed by the arbitrators to be more convenient for the parties or more economically feasible, may be conducted in any city of the State of Texas.

                           6. ARBITRATION AWARD. If there is only one arbitrator, his or her decision shall be binding and conclusive. The submission of a dispute to the arbitrators and the rendering of their decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrators may be rendered by any court having jurisdiction; or the court may vacate, modify, or correct the award in accordance with the provisions of the Texas General Arbitration Act (Texas Civil Practice and Remedies Code ss. 171.087 et seq as it may be amended from time to time).

                           7. NEW ARBITRATORS. If the arbitrators selected, pursuant to Paragraph c., above, shall fail to render a decision within thirty (30) days of the date of hearing, they shall be discharged, and three new arbitrators shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

                           8. COSTS OF ARBITRATION. The costs and expenses of arbitration, including the fees of the arbitrators, shall be borne by the losing party or in such proportions as the arbitrators shall determine.

                           9. CONDUCT OF ARBITRATION. Any arbitration brought under the terms of this Agreement shall be conducted in the following manner:

                                    a. Time Limitations. The parties agree that the following time limitations shall govern the arbitration proceedings conducted under the terms of this Agreement:

                                            (i) Any demand for arbitration must
                                            be filed within thirty (30) days of
                                            the date on which the dispute arises
                                            or the alleged breach occurs.

                                            (ii) Each party must select an
                                            arbitrator within thirty (30) days
                                            of receipt of notice that an
                                            arbitration proceeding has
                                            commenced. In the event that no such
                                            selection is made, the arbitrator
                                            selected by the other party may
                                            conduct the arbitration proceeding
                                            without selecting any other
                                            arbitrator.


================================================================================
ADDENDUM I TO                                                        PAGE 5 OF 7
ENGINEERING SERVICE CONTRACT SYSTEM DESIGN AND CONSTRUCTION INSPECTION

                                            (iii) The hearing must be held
                                            within thirty (30) days of the date
                                            on which the third arbitrator is
                                            selected.

                                            (iv) Hearing briefs must be selected
                                            within ten (10)
                                            days of the hearing date.

                                            (v) The arbitration award must be
                                            made within thirty (30) days of the
                                            receipt of hearing briefs.

                                    b. Discovery in Arbitration Proceedings. The parties agree that discovery may be conducted in the course of the arbitration proceeding in accordance with the following provisions:

                                            (i) Each party may notice no more
                                            than three (3) depositions in total,
                                            including both witnesses adherent to
                                            the adverse party and third-party
                                            witnesses.

                                            (ii) Each party may serve no more
                                            than twenty-five (25) requests for
                                            admission on the other party. No
                                            requests may be served within ten
                                            (10) days of the date of hearing,
                                            unless the parties otherwise
                                            stipulate. All requests for
                                            admission shall be responded to
                                            within ten (10) days of service of
                                            the requests, unless the parties
                                            otherwise stipulate.

                                            (iii) Each party may serve no more
                                            than fifty (50) interrogatories on
                                            the other party. No interrogatory
                                            shall contain subparts, or concern
                                            more than one topic or subject of
                                            inquiry. Interrogatories may not be
                                            phrased so as to circumvent the
                                            effect of this clause. No
                                            interrogatories may be served within
                                            ten (10) days of the date of
                                            hearing, unless the parties
                                            otherwise stipulate. All
                                            interrogatories shall be responded
                                            to within ten (10) days of service
                                            of the interrogatories, unless the
                                            parties otherwise stipulate.

                                            (iv) Each party may serve no more
                                            than ten (10) requests for
                                            production of documents on the other
                                            party. No request for production of
                                            documents shall contain subparts, or
                                            seek more than one type of document.
                                            Requests for production of documents
                                            may not be phrased so as to
                                            circumvent the effect of this
                                            clause. Unless the parties otherwise
                                            stipulate, requests for production
                                            of documents may not be served
                                            within ten (10) day of the date of
                                            hearing, and all requests for


================================================================================
ADDENDUM I TO                                                        PAGE 6 OF 7
ENGINEERING SERVICE CONTRACT SYSTEM DESIGN AND CONSTRUCTION INSPECTION
                                            production of documents shall be
                                            responded to within ten (10) days of
                                            service of the requests.

                                            (v) If any party contends that the
                                            other party has served discovery
                                            requests in a manner not permitted
                                            by this Section, or that the other
                                            party's response to a discovery
                                            request is unsatisfactory, the party
                                            may request the arbitrators to
                                            resolve such discovery disputes. The
                                            arbitrators shall prescribe the
                                            procedure by which such disputes are
                                            resolved.

         The foregoing Addendum is hereby agreed to this 27th day of July, 1998.


                                           OWNER

                                           ALAMOSA PCS LLC


                                           By /s/ David Sharbutt
                                              ----------------------------------
                                                  DAVID E. SHARBUTT, Chairman


                                           ENGINEER

                                           HICKS & RAGLAND ENGINEERING CO., INC.


                                           By /s/ W. D. Stull
                                              ---------------------------
                                              W. Don Stull                (Name)
                                              ---------------------------
                                              Vice President             (Title)
                                              ---------------------------


/s/ Paula Sexton
----------------------------------
Assistant Secretary


         Approved as to the Mediation and Arbitration provisions in paragraph 10 above.

                                           Crenshaw, Dupree & Milam, L.L.P.



                                           By: /s/ Jack McCutchin, Jr.
                                              ----------------------------------
                                              Jack McCutchin, Jr.
                                              Attorneys for Alamosa PCS LLC


                                              /s/ Paula Sexton
                                              ----------------------------------
                                              Paula Sexton
                                              Attorney for Hicks & Ragland
                                              Engineering Co., Inc.


================================================================================
ADDENDUM I TO                                                        PAGE 7 OF 7
ENGINEERING SERVICE CONTRACT SYSTEM DESIGN AND CONSTRUCTION INSPECTION

                   AMENDMENT TO ENGINEERING SERVICE CONTRACT
                   SYSTEM DESIGN AND CONSTRUCTION INSPECTION

        This Amendment, made this 1st day of September, 1999, contains certain changes, additional or supplemental terms and provisions to the Engineering Service Contract System Design and Construction Inspection dated July 27, 1998 and Addendum I thereto of same date ("Engineering Service Contract") by and between ALAMOSA PCS LLC and Hicks & Ragland Engineering Co., Inc. Except for the express modifications made in this Amendment, the Engineering Service Contract as previously amended by Addendum I thereto continues in full force and effect.

In consideration of the mutual undertakings herein contained, the parties agree to amend the Engineering Service Contract as follows:


1. Pursuant to Paragraph 3.13.b of the Engineering Service Contract, the Guaranteed Maximum Fee is automatically amended to add additional sites. The Guaranteed Maximum Fee is amended upward on a per site fee. The per site fee is the amount of the Guaranteed Maximum Fee of the original scope divided by the number of sites in the original scope. The per site fee is $24,442 calculated using the original Guaranteed Maximum Fee of $5,304,000 and 217 sites as noted in Paragraph 2.01 of the Engineering Service Contract. The addition of sites is as follows:

        MARKET                           ORIGINAL SITES         CURRENT SITES        CHANGE IN SITES
        Phase I
        Albuquerque/Santa Fe                   47                     67                     20
        El Paso/Las Cruces                     43                     38                     (5)
        Laredo                                 13                     20                      7

        Phase 2A
        Lubbock                                21                     26                      5
        Amarillo                               14                     21                      7
        Midland/Odessa                         18                     15                     (3)

        Phase 2B
        Abilene/San Angelo                     25                     26                      1
        Prescott/Flagstaff                      6                     12                      6
        Pueblo/Grand Junction                  14                     14                     --

        Phase 3A
        Eagle Pass/Del Rio                     3                       6                      3
        Farmington                             3                       3                     --
        Roswell/Carlsbad                       6                       6                     --
        Gallup                                 4                       4                     --

        Phase 3B
        I-17                                  --                      13                     13
        I-25                                  --                      17                     17
        ---------------------------------------------------------------------------------------

        TOTALS                               217                     288                     71


Engineering Service Contract Amendment          1
September 1, 1999

        Therefore, the increase in the Guaranteed Maximum Fee is $1,735,382 (71 sites at $24,442 per site). The amended Guaranteed Maximum Fee is $7,039,382.

2. The Pre-Op period is extended from December 1998 through August 1999. The Year 1 services will be from September 1999 through August 2000. The Year 2 services will be from September 2000 through August 2001.

        The base station deployment schedule is changed as follows:

        PRE-OP:

                Albuquerque/Santa Fe   67 sites       80%       54 net sites
                El Paso/Las Cruces     38 sites       100%      38 net sites
                Laredo                 20 sites       95%       19 net sites
                Lubbock                26 sites       95%       24 net sites
                Midland/Odessa         15 sites       95%       14 net sites
                Amarillo               21 sites       90%       19 net sites
                ------------------------------------------------------------
                               TOTAL NET PRE-OP SITES          168
        YEAR 1:

                Albuquerque/Santa Fe   67 sites       20%       13 net sites
                Laredo                 20 sites        5%        1 net sites
                Lubbock                26 sites        5%        2 net sites
                Midland/Odessa         15 sites        5%        1 net sites
                Amarillo               21 sites       10%        2 net sites
                Abilene/San Angelo     26 sites      100%       26 net sites
                Prescott/Flagstaff     12 sites      100%       12 net sites
                Pueblo/Grand Junction  14 sites      100%       14 net sites
                Eagle Pass/Del Rio      6 sites      100%        6 net sites
                Farmington              3 sites      100%        3 net sites
                Roswell/Carlsbad        6 sites      100%        6 net sites
                Gallup                  4 sites      100%        4 net sites
                ------------------------------------------------------------
                               TOTAL NET YEAR 1 SITES           90
        YEAR 2:
                I-17                   13 sites      100%       13 net sites
                I-25                   17 sites      100%       17 net sites
                ------------------------------------------------------------
                               TOTAL NET YEAR 2 SITES           30


        Attached are revised estimated fee schedules (H&R Form P506C) that reflect the amended number of sites and deployment schedule.

3. Pursuant to Paragraph 3.13.a.4, attached is a revised Attachment A reflecting the new time rates as of July 1, 1999 for the designated classifications.


Engineering Service Contract Amendment          2
September 1, 1999

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed.



                                                   ALAMOSA PCS, LLC.
                                          --------------------------------------
                                                         Owner

ATTEST:

/s/ PAULA SEXTON                        BY         /s/ DAVID SHARBUTT
--------------------------------          --------------------------------------
Secretary                                               Chairman




                                          HICKS & RAGLAND ENGINEERING CO., INC.
                                          --------------------------------------
                                                        Engineer

ATTEST:

/s/ EILEEN G. HILDEBRAND                BY        /s/ RICK OVERMAN
--------------------------------          --------------------------------------
Assistant Secretary                             Chief Operating Officer



Engineering Service Contract Amendment          3
September 1, 1999